                                                                 Exhibit 3.1


                                STATE OF WYOMING





                                     [SEAL]





                                  OFFICE OF THE
                               SECRETARY OF STATE



United States of America,
     State of Wyoming         ss.



I, KATHY KARPAN, Secretary of State of the State of Wyoming, do hereby certify
                     . . . . ROSETTA TECHNOLOGIES INC. . . .

a corporation originally organized under the laws of the state or nation of British Columbia, Canada, did on June 30, 1993 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of Wyoming.

     I FURTHER CERTIFY that

                     . . . . ROSETTA TECHNOLOGIES INC. . . .

has renounced its original state of incorporation, and is now incorporated under the laws of the state of Wyoming, in accordance with W.S. 17-16-1710.

                                   IN TESTIMONY WHEREOF, I have hereunto set my
                    hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this thirtieth day of June A.D. 19 93.



                                        Kathy Karpan
                              -----------------------------------
                              Secretary of State

                              By:  /s/ Sharon Cochran
                                   ------------------------------



[SEAL]

Secretary of State
State of Wyoming
The Capitol
Cheyenne, WY
82002-0020


                                STATE OF WYOMING
                                 APPLICATION FOR
                           CERTIFICATE OF REGISTRATION
                           AND ARTICLES OF CONTINUANCE


     Pursuant to W.S. 17-16-1710 of the Wyoming Business Corporation Act, the undersigned hereby submits the following Articles of Continuance:

1.   The name of the Corporation is:


                            ROSETTA TECHNOLOGIES INC.

2.   It is incorporated under the laws of the Province of British Columbia.

3. The date of its incorporation is January 27, 1984 and the period of its duration is perpetual.

4. The address of its principal office in the state under the laws of which it is incorporated is:

     265 - 25th Street, West Vancouver, B.C., V7V 4H9

5.   The mailing address where correspondence and annual reports can be sent is:

     12th Floor, 1190 Hornby Street, Vancouver, B.C., V6Z 2L3

6. The physical address of its registered office in Wyoming and name of its registered agent at that address is:

     DRAY MADISON & THOMSON P.C., Attorneys at Law, 204 East 22nd Street, Cheyenne, Wyoming, 82001 - 3799

     (The agent must be an individual who resides in this state. a domestic corporation or a not-for-profit domestic corporation or a foreign corporation or not-for-profit foreign corporation authorized to transact business in this state)

7. The purpose or purposes of the corporation which it proposes to pursue in the transaction of business in this state.

     Developing, manufacturing and marketing computer hardware and software.

8.   The names and respective addresses of its officers and directors are:

     OFFICE              NAME                     ADDRESS

     Director/CEO        GERALD F. BOUDREAU       849 Grenada Lane
     President/Chairman                           Foster City, California
                                                  94404-3803

     Director            MARK NUSSBAUM            6081 Forsyth Crescent
                                                  Richmond, B.C.
                                                  V7C 2C4

     Director            THOMAS M. TAYLOR         House 4, Brunswick
                                                  Beach, North Vancouver,
                                                  B.C.  V7R 3T1

9. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

     Number of Shares    Class          Series Par Value per Share

     25,000,000          Common         Without par value

10. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

     4,964,325 Common shares   without par value

11. The Corporation accepts the Constitution of this state in compliance with the requirements of article 10, section 5 of the Wyoming constitution.


Dated June 30, 1993.

                              By:  /s/ J. Stephen Barley
                                   ------------------------------
                              Title:  Secretary

PROVINCE OF BRITISH COLUMBIA)
CITY OF VANCOUVER)

I, Gretel MacLaren, Notary Public, do hereby certify that on this 29th day of June, 1993, personally appeared before me J. Stephen Barley, who, being by me first duly sworn, declared that he/she signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

In witness whereof, I have hereunto set my hand and seal this 30th day of June, 1993.


                                   /s/ Gretel MacLaren
                              -----------------------------------
(Notarial Seal)                    Notary Public

My Commission Expires:  N/A


NOTES:

1.   FILING FEE: $90.00.

2. The application shall be executed by the corporation by its president or other officer, director, trustee, manager or person performing functions equivalent to those of a president and who is authorized to execute the application on behalf of the corporation and shall be verified by the officer signing the corporation.

3.   The application shall be accompanied by one (1) exact or conformed copy.

4.   The following documents must accompany the application:

     The articles of continuance shall be accompanied by a written consent to appointment manually signed by the registered agent.

     *A copy of the Articles of Incorporation and all amendments currently certified (within the last six (6) months) by the proper officer of the state or nation of incorporation.

     Copy of the corporate resolution authorizing continuance of the corporation in Wyoming.

                   CONSENT TO APPOINTMENT BY REGISTERED AGENT



1. DRAY, MADISON & THOMSON, P.C. voluntarily consents to serve as the registered agent for Rosetta Technologies Inc. on the date shown below;

2. DRAY, MADISON & THOMSON, P.C. knows and understands the duties of a registered agent as set forth in the 1989 Wyoming Business Corporation Act:

                              DRAY, MADISON & THOMSON, P.C.


                              By:  /s/ Gregory C. Cyekman
                                   ------------------------------
                                   204 East 22nd Street
                                   Cheyenne, WY 82001-3799
                                   Phone:  307/634-8891


Dated:  June 30, 1993

                                    *********

                                     BY-LAWS

                                    *********


                            ROSETTA TECHNOLOGIES INC.



                                    ARTICLE 1
                                     OFFICES

1.01 The registered office shall be in the City of Cheyenne, State of Wyoming.

1.02 The corporation may also have offices at such other places both within and without the State of Wyoming as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

2.01 All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, either within or without the State of Wyoming as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Wyoming, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

2.02 Annual meetings of stockholders, commencing with the year 1994 shall be held on the third Thursday of March, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect, if a quorum is present, by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

2.03 Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

2.04 The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.05 Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

2.06 Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

2.07 Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.08 The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.

2.09 When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or presented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.10 Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after eleven (11) months from its date, unless the proxy appointment form provides for a longer period.

2.11 Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


                                   ARTICLE III

                                    DIRECTORS

3.01 The number of directors which shall constitute the whole board shall not be less than three nor more than fifteen. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

3.02 Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the Wyoming Business Corporation Act.

3.03 The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or these by-laws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

3.04 The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Wyoming.

3.05 The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.06 Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.07 Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

3.08 At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.09 Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee,, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.10 Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Committees of Directors

3.11 The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.


          Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

3.12 Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Compensation of Directors

3.13 Unless otherwise represented by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Removal of Directors

3.14 Unless otherwise restricted by the certificate of incorporation or these by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.


                                   ARTICLE IV

                                     NOTICES

4.01 Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram..

4.02 Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS

5.01 The officers of the corporation shall be chosen by the board of directors and shall be a chairman, a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

5.02 The board of directors at its first meeting after such annual meeting of stockholders shall choose a chairman, a president, one or more vice-presidents, a secretary and treasurer. The chairman and president may be the same person.

5.03 The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

5.04 The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

5.05 The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

The Chairman

5.06 The chairman shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

5.07 He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

The President

5.08 The President shall be the chief operating officer of the corporation. In the absence of the chairman or in the event of his inability or refusal to act, the president shall perform the duties of the chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman. The president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


The Vice-President

5.09 In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in order designated by the directors, or in the absence of any designation, then in order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Secretary and the Assistant Secretary

5.10 The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for the purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested to by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any officer to affix the seal of the corporation and to attest to the affixing by his signature.

5.11 The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Treasurer and the Assistant Treasurer

5.12 The treasurer shall be the chief financial officer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

5.13 He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meeting, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

5.14 If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

5.15 The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

6.01 The shares of the corporation shall be represented by a certificate or shall be uncertified. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

6.02 Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. The transfer of any newly issued but less than fully paid shares shall be restricted pursuant to written agreement between such shareholders and the corporation, and such restriction shall be stated conspicuously upon the face or back of each such stock certificate.

6.03 If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating option or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.04 Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Wyoming Business Corporation Act or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.05 Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

6.06 The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfer of Stock

6.07 Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Fixing Record Date

6.08 In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof , or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange or stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business of the day next preceding the day of which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Registered Stockholders

6.09 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notices thereof, except as otherwise provided by the laws of Wyoming.



                                   ARTICLE VII

                               GENERAL PROVISIONS

Dividends

7.01 Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

7.02 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

7.03 The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

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Checks

7.04 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Fiscal Year


7.05 The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Seal

7.06 The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Wyoming". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Indemnification

7.07 The corporation shall indemnify and advance expenses to any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, amendment, vote of stockholders, or otherwise.


                                  ARTICLE VIII

                                   AMENDMENTS

8.01 These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal of or adoption of new by-laws be contained in the notice of such special meeting. If the power

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                                       12

to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.